Exhibit No. CF-1201




                          SYSTEM INTEGRATION AGREEMENT


                                     BETWEEN


                         CAROLINA POWER & LIGHT COMPANY


                                       AND


                            FLORIDA POWER CORPORATION




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SYSTEM INTEGRATION AGREEMENT BETWEEN
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                                TABLE OF CONTENTS


ARTICLE I Definitions........................................................2

   1.1      Agent............................................................2
   1.2      Agreement........................................................2
   1.3      Combined System..................................................2
   1.4      Control Area.....................................................2
   1.5      CP&L.............................................................2
   1.6      CP&L East Control Area...........................................2
   1.7      CP&L West Control Area...........................................3
   1.8      Decremental Cost.................................................3
   1.9      Exchange.........................................................3
   1.10     Exchange Agreement...............................................3
   1.11     FERC.............................................................3
   1.12     FPC..............................................................3
   1.13     FPC Control Area.................................................3
   1.14     Generating Resource..............................................3
   1.15     Holdings.........................................................3
   1.16     Incremental Cost.................................................4
   1.17     Industry Standards...............................................4
   1.18     Interconnection Constraints......................................4
   1.19     Party or Parties.................................................4
   1.20     Progress.........................................................4
   1.21     Native Load Customer.............................................4
   1.22     Off-System Purchases.............................................4
   1.23     Off-System Sales.................................................5
   1.24     Operating Committee..............................................5
   1.25     Service Schedules................................................5
   1.26     System Emergency.................................................5
   1.27     Trading and Marketing Activities.................................5
   1.28     Trading and Market Realization...................................5

ARTICLE II Term Of Agreement.................................................5

   2.1      Term.............................................................5
   2.2      Periodic Review..................................................6

ARTICLE III Objectives.......................................................6

   3.1      Purpose..........................................................6


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ARTICLE IV Relationship To Other Agreements And Services.....................6

   4.1      Scope............................................................6

ARTICLE V Agent..............................................................7

   5.1      Agent's Functions................................................7
   5.2      Coordinating with Operating Committee............................8

ARTICLE VI Composition And Duties Of The Operating Committee.................9

   6.1      Operating Committee..............................................9
   6.2      Meeting Dates....................................................9
   6.3      Decisions........................................................9
   6.4      Duties...........................................................9

ARTICLE VII Coordinated Planning And Operation..............................10

   7.1      Coordinated System Planning.....................................10
   7.2      Combined System Dispatch........................................11
   7.3      Capacity Exchange...............................................12
   7.4      Energy Exchange.................................................13
   7.5      Emergency Response..............................................13

ARTICLE VIII Trading And Marketing..........................................13

   8.1      Centralized Trading and Marketing Activities....................13
   8.2      Coordination with Agent.........................................14

ARTICLE IX Assignment Of Costs And Benefits Of Coordinated Operations.......14

   9.1      Administrative Costs............................................14
   9.2      Service Schedules...............................................14

ARTICLE X Billing Procedures................................................15

   10.1     Records.........................................................15
   10.2     Monthly Statements..............................................15
   10.3     Billings and Payments...........................................16
   10.4     Taxes...........................................................16

ARTICLE XI Force Majeure....................................................16

   11.1     Events Excusing Performance.....................................16


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ARTICLE XII Industry Standards..............................................17

   12.1     Adherence to Reliability Criteria...............................17

ARTICLE XIII General........................................................17

   13.1     No Third Party Beneficiaries....................................17
   13.2     Waivers.........................................................18
   13.3     Successors and Assigns..........................................18
   13.4     Liability and Indemnification...................................18
   13.5     Section Headings................................................19
   13.6     Notice..........................................................19

ARTICLE XIV Regulatory Approval.............................................19

   14.1     Regulatory Authorization........................................19
   14.2     Changes.........................................................20

SERVICE SCHEDULE A ALLOCATION OF CAPACITY COSTS AND
    PURCHASED POWER COSTS..................................................A-1

SERVICE SCHEDULE B PRICING FOR SYSTEM CAPACITY AND
    ASSOCIATED ENERGY EXCHANGES............................................B-1

SERVICE SCHEDULE C PRICING FOR SYSTEM ENERGY EXCHANGES.....................C-1

SERVICE SCHEDULE D ALLOCATION OF TRADING AND MARKETING
    REALIZATIONS...........................................................D-1


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                          SYSTEM INTEGRATION AGREEMENT
                                     BETWEEN
                         CAROLINA POWER & LIGHT COMPANY
                                       AND
                            FLORIDA POWER CORPORATION


          THIS SYSTEM INTEGRATION AGREEMENT ("Agreement") is made and entered into as of the ___ day of __________, 2000 by and between Carolina Power & Light Company ("CP&L"), a North Carolina corporation, and Florida Power Corporation ("FPC"), a Florida corporation. CP&L and FPC are referred to herein collectively as the "Parties" and individually as a "Party."

          WHEREAS, CP&L and FPC each owns and operates electric generation, transmission and distribution facilities with which it is engaged in the business of generating, transmitting and selling electric power and energy to the general public and to other electric utilities; and

          WHEREAS, Florida Progress Corporation, the parent company of FPC ("Progress"), CP&L and CP&L Holdings, Inc. ("Holdings"), an affiliate of CP&L, have entered into an Agreement and Plan of Exchange dated August 22, 1999 (the "Exchange Agreement"); and

          WHEREAS, following the effective date of the stock exchange provided for in the Exchange Agreement (the "Exchange"), Holdings will be the parent holding company of both CP&L and Progress; and

          WHEREAS, following the effective date of the Exchange, both CP&L and FPC will operate as public utility operating subsidiaries of Holdings; and


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          WHEREAS, CP&L and FPC desire to establish a framework under which their power supply resources will to the extent practicable be planned, operated, maintained and dispatched on a coordinated basis;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties mutually agree as follows: ARTICLE I DEFINITIONS

          1.1 AGENT means the Parties' designated representative or representatives for the purposes specified in Section 5.1 and elsewhere in this Agreement.

          1.2 AGREEMENT means this System Integration Agreement, including all Service Schedules and attachments hereto.

          1.3 COMBINED System means the CP&L East Control Area, the CP&L West Control Area and the FPC Control Area.

          1.4 CONTROL AREA means an electric system or systems bounded by interconnection metering and telemetry, capable of controlling generation to maintain its interchange schedule with other Control Areas and contributing to frequency regulation of the interconnection.

          1.5      CP&L means Carolina Power & Light Company.

          1.6 CP&L EAST CONTROL AREA means the electric generation, transmission and distribution facilities of CP&L that are operated as a Control Area in the coastal plain of North Carolina extending to the Atlantic Ocean between the Pamlico River and the South Carolina border, the lower Piedmont section of North Carolina and an area of northeastern South Carolina.


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          1.7      CP&L WEST CONTROL AREA means the electric generation,
transmission and distribution facilities of CP&L that are operated as a Control Area in western North Carolina in and around the City of Asheville.

          1.8 DECREMENTAL COST means the costs avoided by a Party solely by reason of its purchase of an incremental amount of energy, such as costs for fuel, reactant, labor, operation, maintenance, start-up, fuel handling, taxes, emission allowances, and transmission and ancillary service charges. Such costs may also include costs that otherwise would have been paid for energy to third parties where the Party has an existing contractual entitlement to purchase energy.

          1.9 EXCHANGE means the stock exchange contemplated by the Exchange Agreement.

          1.10 EXCHANGE AGREEMENT means the Agreement and Plan of Exchange dated August 22, 1999 among Progress, CP&L and Holdings.

          1.11 FERC means the Federal Energy Regulatory Commission or a successor agency having jurisdiction over this Agreement.

          1.12     FPC means Florida Power Corporation.

          1.13 FPC CONTROL AREA means the electric generation, transmission and distribution facilities of FPC that are operated as a Control Area in peninsular Florida.

          1.14 GENERATING RESOURCE means the electric power generating facilities or capacity owned by or under contract to a Party or Parties to meet the capacity and energy needs of the Party or Parties, including Off-System Sales.

          1.15     HOLDINGS means CP&L Holdings, Inc.


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          1.16     INCREMENTAL COST means any costs incurred by a Party solely by reason of its provision of an incremental amount of energy, such as costs for fuel, reactant, labor, operation, maintenance, start-up, fuel handling, taxes, emission allowances, and transmission and ancillary service charges and losses. Such costs may also include costs paid for energy to third parties where the Party has an existing contractual entitlement to purchase energy.

          1.17 INDUSTRY STANDARDS means those principles, guides, criteria, standards and practices referred to in Section 12.1.

          1.18 INTERCONNECTION CONSTRAINTS has the meaning ascribed to that term in Section 7.2.

          1.19 PARTY OR PARTIES means CP&L, FPC or both as the context warrants.

          1.20     PROGRESS means Florida Progress Corporation.

          1.21 NATIVE LOAD CUSTOMER for purposes of this Agreement means a wholesale or retail power customer on whose behalf a Party, by statute, franchise, regulatory requirement, or firm power supply contract, has undertaken an obligation to supply electricity to reliably meet the electric needs of such customer. The term "Native Load Customer" for purposes of this Agreement excludes customers and that portion of a customer's load served pursuant to contracts that do not obligate the supplier to install capacity to meet the customer's load requirements.

          1.22 OFF-SYSTEM PURCHASES means purchases from a third party of energy and/or capacity to reduce costs or to provide reliability for the Combined System or to engage in Trading and Marketing Activities.


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          1.23     OFF-SYSTEM SALES means all sales of power and energy to
non-Native Load Customers of the Parties.

          1.24 OPERATING COMMITTEE means the administrative body established pursuant to Article VI for the purposes therein specified.

          1.25 SERVICE SCHEDULES means the Service Schedules attached to this Agreement and those that later may be agreed to by the Parties and accepted for filing by the FERC.

          1.26 SYSTEM EMERGENCY means a condition which, if not promptly corrected, threatens to cause imminent harm to persons or property, including the equipment of a Party or a third party, or threatens the reliability of electric service provided by a Party to Native Load Customers.

          1.27 TRADING AND MARKETING ACTIVITIES means all Off-System Sales and Off-System Purchases (other than purchases used to serve Native Load Customers) conducted on behalf of the Parties.

          1.28     TRADING AND MARKET REALIZATION means the difference between
(i) revenues collected from Trading and Marketing Activities and (ii) the Incremental Cost of such Trading and Marketing Activities.

                                   ARTICLE II
                                TERM OF AGREEMENT

          2.1      TERM

          Subject to FERC approval or acceptance for filing, this Agreement shall take effect upon the effective date of the Exchange, and shall continue in force and effect for a period of five (5) years from the effective date, continuing thereafter until terminated by mutual agreement or upon twelve (12)


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months' written notice from one Party to the other.

          2.2 PERIODIC REVIEW This Agreement will be reviewed periodically by the Operating Committee to determine whether revisions are necessary or appropriate.

                                   ARTICLE III
                                   OBJECTIVES

          3.1      PURPOSE

          The purpose of this Agreement is to provide the contractual basis for integration of the Combined System, including the coordinated planning, operation and maintenance of the power supply resources of the Combined System, to achieve economies consistent with the provision of reliable electric service and an equitable sharing of the benefits and costs of such coordinated arrangements.

                                   ARTICLE IV
                  RELATIONSHIP TO OTHER AGREEMENTS AND SERVICES

          4.1      SCOPE

          This Agreement is intended to apply in addition to and not in lieu of any existing tariffs, service agreements or similar commitments of the Parties. The provisions of this Agreement shall, to the extent practicable, be construed and applied in a manner that is consistent with such preexisting commitments. This Agreement is not intended to preclude the Parties from entering into other arrangements between or among themselves and others. This Agreement applies to the Generating Resources and loads served by the Parties and does not apply to


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the transmission facilities owned or operated by the Parties. The transactions contemplated by this Agreement may be subject to and limited from time-to-time by state and federal laws, or the regulations, rules and orders of applicable regulatory agencies regarding affiliate transactions.

                                    ARTICLE V
                                      AGENT

         5.1      AGENT'S FUNCTIONS

          The Operating Committee shall designate an Agent or Agents for the purposes set forth in this section. Unless the Parties agree otherwise, the Agent shall be either CP&L or a services company subsidiary of Holdings; provided, however, that the Operating Committee may in its discretion assign some of the following agency functions to a services company and others to CP&L in which event references in this Agreement to the Agent shall be deemed to mean the entity to which the applicable agency function has been assigned. The agency functions shall include:

               (a) coordinating the planning and design of generation to be installed by or on behalf of the Parties and the acquisition and disposition of Generating Resources;

               (b) coordinating the operation and maintenance of the Parties' Generating Resources;

               (c) coordinating the economic dispatch of the Parties' Generating Resources;

               (d)  coordinating Trading and Marketing Activities;


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               (e)  coordinating fuel purchasing and transportation and
                    treatment of emission allowances;

               (f) providing and/or acquiring any additional power supply services for the loads served and sales made on behalf of the Parties;

               (g) developing bills and billing information between the Parties pursuant to this Agreement;

               (h) conducting other shared services functions on behalf of the Parties, including but not limited to accounting, audit, billing, corporate relations, finance, human resources, information technology, investor relations, legal, regulatory and strategic planning functions; and

               (i) performing such other activities and duties as may be assigned from time to time by the Operating Committee.

          5.2      COORDINATING WITH OPERATING COMMITTEE

     Except as expressly established otherwise in this Agreement, the Agent shall perform each of the duties listed in Section 5.1 in consultation with the Operating Committee. With the prior written consent of the Operating Committee, the Agent may delegate all or a part of its responsibilities under this Agreement to another entity.


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                                   ARTICLE VI
                COMPOSITION AND DUTIES OF THE OPERATING COMMITTEE

          6.1      OPERATING COMMITTEE

          The Operating Committee is the administrative body created to administer this Agreement and shall consist of three (3) members. One member shall be a representative of CP&L, one member shall be a representative of FPC and the third member shall be a representative of the services company subsidiary of Holdings.

          6.2      MEETING DATES

          The Operating Committee shall hold meetings at such times, means and places as the members shall determine from time to time. Minutes of each Operating Committee meeting shall be prepared and maintained.

          6.3      DECISIONS

          All decisions of the Operating Committee shall be by a majority vote of the members present or voting by proxy at the meeting at which the vote is taken. As necessary, recommendations will be made to such officers and directors of the Parties as may be appropriate.

          6.4      DUTIES

          The Operating Committee shall have the following duties, unless such duties are otherwise assigned by a vote of the Operating Committee to the Agent, in which case the Agent shall perform such duties. The Operating Committee will be responsible for:

               (a) administering this Agreement and recommending any amendments hereto, including such amendments which could result from a


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                    change in regulatory requirements applicable to a Party or its Generating Resources;

               (b)  overseeing operation of the Parties' Generating Resources;

               (c) reviewing and making recommendations concerning the proportional sharing of costs and benefits under this Agreement;

               (d) reviewing and, if necessary, amending the duties and responsibilities of the Agent;

               (e) evaluating and making recommendations concerning capacity additions; and

               (f) ensuring coordination for other matters not specifically provided for herein that the Operating Committee considers necessary to operate the Parties' Generating Resources reliably and economically.

                                   ARTICLE VII
                       COORDINATED PLANNING AND OPERATION

          7.1      COORDINATED SYSTEM PLANNING

          The Agent, under the direction of the Operating Committee, will on an annual basis, or more frequently if circumstances dictate, assess the adequacy of the Parties' Generating Resources from the perspective of each Party and of the Combined System, taking into account applicable Industry Standards, the reserve requirements of each applicable state and region, state integrated resource plans, load forecasts, changing regulatory structures and requirements and all other criteria applicable by law or regulation to each Party, and will


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make a recommendation whether to install or acquire additional Generating
Resources.

          In making this evaluation, the Agent will assess whether economies and efficiencies may be achieved by selecting common Generating Resources for both Parties, subject to regulatory, transmission, economic and operational constraints. Moreover, the Agent will determine whether a Party's resource needs could be met by the sale of capacity and/or energy on a temporary basis pursuant to a Service Schedule under this Agreement or by purchase from a non-affiliated third party.

          The Operating Committee based on the Agent's evaluation will decide whether to add Generating Resources for the benefit of more than one Party. If it decides to add such resources, the costs associated with such resources will be allocated to the Parties in proportion to their need for such resources. Such allocation shall be set forth in a separate agreement or Service Schedule which shall be subject to any necessary FERC authorization and other required regulatory approvals.

          Notwithstanding any of the foregoing, the actual addition or disposition of Generating Resources will be conditioned upon compliance with all applicable legal and regulatory requirements; in no event will the Operating Committee or Agent acquire, assign, reassign or dispose of Generating Resources for a Party in contravention of such requirements.

          7.2      COMBINED SYSTEM DISPATCH

          The Parties will from time to time assess the feasibility and practicability of consolidating the Control Area functions of the CP&L East Control Area, the CP&L West Control Area and the FPC Control Area; provided


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that, whether operating as separate or consolidated Control Areas, the Parties'
Generating Resources will be dispatched on a coordinated basis. Except as provided in this Agreement, the pre-Exchange dispatch priorities and methods applicable within each Control Area shall continue to apply to that Control Area so as to preserve the relative dispatch obligations of each Party. The coordinated dispatch of the Parties' Generating Resources will be conducted on a least-cost basis subject to limitations on the availability of transmission entitlements linking the Control Areas (such availability limitations being referred to hereinafter as the "Interconnection Constraints").

          Subject to the Interconnection Constraints, day-ahead unit commitment will be centrally performed with reference to the Combined System's obligations, taking into account the specific obligations within each Control Area. The Control Areas will be dispatched in real time to minimize total generation costs within the applicable Control Area.

          7.3      CAPACITY EXCHANGE

          Whenever a Party has capacity available for sale and the other Party desires to purchase capacity, the Agent shall evaluate the feasibility of a capacity transaction between the Parties. Such evaluation shall take into account the Interconnection Constraints, state resource procurement policies and alternative opportunities for sales and purchases. Transactions for one year or less shall be arranged under Service Schedule B. The terms of transactions of longer duration shall be set out in separate agreements or Service Schedules, which shall be subject to any necessary FERC authorization. Notwithstanding the


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foregoing, a Party will not enter into an arrangement to sell capacity to the other Party if at the time of making the arrangement, such sale would preclude a sale of capacity to a third party that would be of greater financial value to the seller, or the purchasing Party could acquire capacity of comparable amount, duration and firmness from a third party at lesser cost.

          7.4      ENERGY EXCHANGE

          Either Party may make energy available from its Generating Resources to the other Party for the purposes and to the extent required by this Agreement.

          7.5      EMERGENCY RESPONSE

          In the event of a System Emergency, no adverse distinction shall be made between the Native Load Customers of CP&L and those of FPC. Each Party shall, when so instructed by the Agent, make its Generating Resources available in response to a System Emergency. Notwithstanding the foregoing, it is understood that the Interconnection Constraints may limit the ability of one Party to respond to a System Emergency of the other Party, and that neither Party is required by this Agreement to curtail or interrupt firm service to its own Native Load Customers.

                                  ARTICLE VIII
                              TRADING AND MARKETING

          8.1      CENTRALIZED TRADING AND MARKETING ACTIVITIES


          Trading and Marketing Activities initiated or concluded after the effective date of this Agreement shall be coordinated by or at the direction of the Agent.


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          8.2      COORDINATION WITH AGENT

          Subject to compliance with applicable codes of conduct, the Parties shall promptly communicate any potential Trading and Marketing Activities to the Agent and shall cooperate in evaluating and facilitating such transactions as are determined by the Agent to be in the interest of the Parties.

                                   ARTICLE IX
           ASSIGNMENT OF COSTS AND BENEFITS OF COORDINATED OPERATIONS

          9.1      ADMINISTRATIVE COSTS

          Costs incurred by the Agent and the Operating Committee to administer this Agreement shall be borne in equal shares by the Parties unless otherwise provided by mutual agreement.

          9.2      SERVICE SCHEDULES

          Except as provided in Section 9.1, the costs and revenues associated with coordinated operations as described in Articles VII and VIII shall be distributed in the manner provided from time to time in Service Schedules attached to and incorporated by reference into this Agreement or by separate agreement as specified in Article VII. It is understood and agreed that the Service Schedules are intended to establish an equitable sharing of costs and/or benefits between the Parties, and that circumstances may, from time to time, require a reassessment of relative benefits and burdens or of the methods used in the Service Schedules to apportion the benefits and burdens. Upon a recommendation of the Operating Committee and agreement between the Parties, any of the Service Schedules may be amended as of any date agreed to by the Parties,


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subject to receipt of necessary regulatory authorization.

          The initial Service Schedules incorporated into this Agreement are as follows:

          SCHEDULE A:    Allocation of Capacity Costs and Purchased
          ----------
                         Power Costs;

          SCHEDULE B:    Pricing for System Capacity and Associated
          ----------
                         Energy Exchanges;

          SCHEDULE C:    Pricing for System Energy Exchanges; and
          ----------

          SCHEDULE D     Allocation of Trading and Marketing Realizations.
          ----------
                                    ARTICLE X
                               BILLING PROCEDURES

          10.1      RECORDS

          The Agent shall maintain such records as may be necessary to determine the assignment of costs and benefits of coordinated operations pursuant to this Agreement. Such records shall be made available to the Parties upon request.

          10.2      MONTHLY STATEMENTS

          As promptly as practicable after the end of each calendar month, the Agent shall prepare a statement setting forth the monthly summary of costs and revenues allocated or assigned to the Parties in sufficient detail as may be needed for settlements under the provisions of this Agreement. As required, the Agent may provide such statements on an estimated basis and subsequently adjust those statements for actual results.


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          10.3      BILLINGS AND PAYMENTS

          The Agent shall handle all billing between the Parties and other entities with which they engage in Trading and Marketing Activities pursuant to this Agreement. Payment between the Parties shall be by making remittance of the net amount billed or by making appropriate accounting entries on the books of the Parties.

          10.4      TAXES

          Should any federal, state, or local tax, surcharge or similar assessment, in addition to those that may now exist, be levied upon the electric capacity, energy or service to be provided in connection with this Agreement, or upon the provider of service as measured by the electric capacity, energy or service, or the revenue therefrom, such additional amount shall be included in the net billing as described in Section 10.3.

                                   ARTICLE XI
                                  FORCE MAJEURE

          11.1      EVENTS EXCUSING PERFORMANCE

          Neither Party shall be liable to the other Party for or on account of any loss, damage, injury, or expense resulting from or arising out of a delay or failure to perform, either in whole or in part, any of the agreements, covenants or obligations made by or imposed upon the Parties by this Agreement, by reason of or through strike, work stoppage of labor, failure of contractors or suppliers of materials (including fuel), failure of equipment, environmental restrictions, riot, fire, flood, ice, invasions, civil war, commotion, insurrection, military or usurped power, order of any court granted in any bona fide adverse legal proceedings or action, or of any civil or military authority


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either de facto or de jure, explosion, Act of God or the public enemies, or any other cause reasonably beyond its control and not attributable to its neglect. A Party experiencing such a delay or failure to perform shall use due diligence to remove the cause or causes thereof; provided, however, that neither Party shall be required to add to, modify or upgrade any facilities, or to settle a strike or labor dispute except when, according to its own best judgment, such action is advisable.

                                  ARTICLE XII
                               INDUSTRY STANDARDS

          12.1      ADHERENCE TO RELIABILITY CRITERIA

          The Parties agree to conform to all applicable national and regional electric reliability council principles, guides, criteria, and standards and industry standard practices (collectively, "Industry Standards") as they affect the implementation of this Agreement.

                                  ARTICLE XIII
                                     GENERAL

          13.1      NO THIRD PARTY BENEFICIARIES

          This Agreement does not create rights of any character whatsoever in favor of any person, corporation, association, entity or power supplier, other than the Parties, and the obligations herein assumed by the Parties are solely for the use and benefit of said Parties. Nothing in this Agreement shall be construed as permitting or vesting, or attempting to permit or vest, in any person, corporation, association, entity or power supplier, other than the


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Parties, any rights hereunder or in any of the resources or facilities owned or controlled by the Parties or the use thereof.

          13.2      WAIVERS

          Any waiver at any time by a Party of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right.

          13.3      SUCCESSORS AND ASSIGNS

          This Agreement shall inure to the benefit of and be binding upon the Parties only, and their respective successors and assigns, and shall not be assignable by either Party without the written consent of the other Party except to a successor in the operation of its properties by reason of a merger, consolidation, sale or foreclosure whereby substantially all such properties are acquired by or merged with those of such a successor.

          13.4      LIABILITY AND INDEMNIFICATION

          Subject to any applicable state or federal law which may specifically restrict limitations on liability, each Party shall release, indemnify, and hold harmless the other Party, its directors, officers and employees from and against any and all liability for loss, damage or expense alleged to arise from, or incidental to, injury to persons and/or damage to property in connection with its facilities or the production or transmission of electric energy by or through such facilities, or related to performance or non-performance of this Agreement, including any negligence arising hereunder. In no event shall either


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Party be liable to the other Party for any indirect, special, incidental or consequential damages with respect to any claim arising out of this Agreement.

          13.5     SECTION HEADINGS

          The descriptive headings the Articles and Sections of this Agreement are used for convenience only, and shall not modify or restrict any of the terms and provisions thereof.

          13.6     NOTICE

          Any notice or demand for performance required or permitted under any of the provisions of this Agreement shall be deemed to have been given on the date such notice, in writing, is deposited in the U.S. mail, postage prepaid, certified or registered mail, addressed to:

                  R. Erik Hansen
                  Vice President,
                  System Planning and Operations
                  Carolina Power & Light Company
                  411 Fayetteville Street
                  Raleigh, North Carolina 27601
                  Telephone: (919) 546-7565
                  Facsimile: (919) 546-7558

or in such other form or to such other address as the Parties may stipulate.

                                   ARTICLE XIV
                               REGULATORY APPROVAL

          14.1      REGULATORY AUTHORIZATION

          This Agreement is subject to and conditioned upon acceptance for filing without material condition or modification by the FERC. In the event that this Agreement is not so accepted for filing in its entirety or the FERC subsequently modifies this Agreement upon complaint or upon its own initiative,


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either Party may notwithstanding the notice provisions in Section 2.1, terminate this Agreement immediately upon written notice to the other Party.

          14.2      CHANGES

          It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify or supplement this Agreement, including the Service Schedules and any other attachments that may be made a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties, subject to necessary regulatory authorizations.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested by their duly authorized officers on the day and year first above written.

CAROLINA POWER & LIGHT COMPANY

By:
   ------------------------------------

Title:
   ------------------------------------


FLORIDA POWER CORPORATION

By:
   ------------------------------------

Title:
   ------------------------------------


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                               SERVICE SCHEDULE A

                          ALLOCATION OF CAPACITY COSTS
                            AND PURCHASED POWER COSTS


A1 - DURATION
-------------

          This Service Schedule A shall become effective and binding when the System Integration Agreement becomes effective, and shall continue in full force and effect throughout the duration of such Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule A is a part of the Agreement and, as such, the use of terms in this Service Schedule A that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

A2 - CAPACITY COSTS
-------------------

          CP&L and FPC each shall continue to bear responsibility individually for all capacity costs related to its respective Generating Resources that were in commercial operation as of the effective date of the Exchange. Unless otherwise determined by the Operating Committee, the capacity costs related to new Generating Resources that have been initiated by a Party but are not yet in commercial operation as of the effective date of the Exchange also shall be borne individually by the applicable Party. In the event that the Operating Committee determines that any of such capacity costs should be allocated between the Parties, the method of allocation shall be specified in a separate agreement or Service Schedule which shall be subject to any necessary FERC authorization and other required regulatory approvals. Similarly, the Operating Committee


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shall determine an appropriate assignment or allocation of capacity costs related to new Generating Resources that have not yet been initiated as of the effective date of the Exchange. In the event that the Operating Committee determines that any such capacity costs should be allocated between the Parties, the method of allocation shall be specified in a separate agreement or Service Schedule which shall be subject to any necessary FERC authorization.

A3 - PURCHASED POWER COSTS
---------------------------

          Except in the case of (i) an Off-System Purchase that is allocated by the Agent to a Trading and Marketing Activity, and (ii) capacity costs assigned or allocated pursuant to Section A2 above, the cost of purchased power shall be assigned to the Party that takes physical delivery of the energy.


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                               SERVICE SCHEDULE B

                         PRICING FOR SYSTEM CAPACITY AND
                           ASSOCIATED ENERGY EXCHANGES

B1 - DURATION
-------------

          This Service Schedule B shall become effective and binding when the System Integration Agreement becomes effective, and shall continue in full force and effect throughout the duration of such Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule B is a part of the Agreement and, as such, the use of terms in this Service Schedule B that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

B2 - APPLICABILITY
------------------

          Capacity and associated energy made available pursuant to this Service Schedule B is for a duration of one (1) year or less and for a degree of firmness agreed to by the Parties. Potential capacity exchanges under this Service Schedule B will be evaluated in accordance with Section 7.3 of the Agreement. The selling Party ("Seller") shall be required only to provide up to the amount of capacity reserved by the purchasing Party ("Purchaser") under this Service Schedule B. Capacity and associated energy will be provided under this Service Schedule B at the high side of the Seller's generator step-up facilities.

B3 - COMPENSATION AND POSTING
-----------------------------

          The prices for capacity and associated energy made available by Seller under this Service Schedule B shall be the same as the Seller's contemporaneous prices for capacity and energy of comparable amount, duration and firmness to


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non-affiliated entities; provided, however, that such prices may not be lower than the Seller's system incremental cost over the term of the sale. The prices offered by the Seller under this Service Schedule B will be offered contemporaneously for comparable capacity and energy to similarly situated non-affiliated entities on a publicly available electronic bulletin board. The prices for all transactions entered into under this Service Schedule B will be posted contemporaneously on a publicly available electronic bulletin board in addition to applicable quarterly reporting requirements.

B4 - LIMITATION ON TRANSFERS
-----------------------------

          Capacity and associated energy exchanges under this Service Schedule B will not be made if the Seller may contemporaneously sell the capacity and associated energy to a third party at a price greater than the above-stated Seller's price or the Purchaser may contemporaneously purchase capacity and associated energy of equivalent amount, duration and firmness from a third party at a price lower than the above-stated Seller's price. Such market opportunities are to be evaluated based on actual bids or offers, or actual sales or purchases, from similar transactions occurring at the time of, or immediately prior to, the time the decision is made to engage in a sale. The Agent shall maintain records of such evaluations for a minimum period of one (1) year.


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                               SERVICE SCHEDULE C

                       PRICING FOR SYSTEM ENERGY EXCHANGES

C1 - DURATION
-------------

          This Service Schedule C shall become effective and binding when the System Integration Agreement becomes effective, and shall continue in full force and effect throughout the duration of such Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule C is a part of the Agreement and, as such, the use of terms in this Service Schedule C that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

C2 - APPLICABILITY
------------------

          This Service Schedule C governs energy exchanges made pursuant to
Section 7.4 of the Agreement, which are sales of energy not associated with sales of capacity.

C3 - ENERGY TRANSFER PRICES
---------------------------

          The purchasing Party ("Purchaser") shall pay the selling Party ("Seller") the following amount for energy purchased under this Schedule C ("Transfer Price"):

         (1)   The Seller's Incremental Costs, plus;

         (2)   One-half the difference between:

               (a)  the Purchaser's Decremental Costs; and

               (b)  the Seller's Incremental Costs.


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C4 - LIMITATION ON TRANSFERS
----------------------------

          Except in a System Emergency, energy exchanges under this Service Schedule C will not be made available if the Seller may contemporaneously sell the energy to a third party at a price greater than the Transfer Price or the Purchaser may contemporaneously purchase energy from a third party at a price lower than the Transfer Price. Such market opportunities are to be evaluated based on actual bids or offers, or actual sales or purchases, from similar transactions occurring at the time of, or immediately prior to, the time the decision is made to engage in a sale. The Agent shall maintain records of such evaluations for a minimum period of one (1) year. The Agent shall contemporaneously post the prices of any energy sales made pursuant to this Schedule C on a publicly available electronic bulletin board.


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                               SERVICE SCHEDULE D

                            ALLOCATION OF TRADING AND
                             MARKETING REALIZATIONS

D1 - DURATION
-------------

          This Service Schedule D shall become effective and binding when the System Integration Agreement becomes effective, and shall continue in full force and effect throughout the duration of such Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule D is a part of the Agreement and, as such, the use of terms in this Service Schedule D that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

D2 - ALLOCATION OF TRADING AND MARKETING ACTIVITY COSTS
-------------------------------------------------------

          Each Party shall be reimbursed, before determining Trading and Marketing Realizations, for its respective Incremental Costs incurred to supply energy for Trading and Marketing Activities. Costs attributable to Long-Term (defined for purposes of this Service Schedule D as having a term of more than one year and having been entered into prior to the effective date of the Agreement) Off-System Sales shall be assigned to the Party that initiated such sales. All other overhead costs associated with Trading and Marketing Activities shall be allocated between the Parties in proportion to the allocation of Trading and Marketing Realizations pursuant to Section D3 below.


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D3 - ALLOCATION OF TRADING AND MARKETING REALIZATIONS
-----------------------------------------------------

          The Agent shall determine the Trading and Marketing Realizations on an hourly basis. The hourly amounts (adjusted to remove realizations associated with Long-Term Off-System Sales) shall be allocated to the Parties in proportion to the amount of Generating Resources or other contract rights that each Party contributed to the Trading and Marketing Activities during the applicable hours. Realizations associated with Long-Term Off-System Sales shall be assigned to the Party that initiated such sales.